Exhibit 10.4

TETON ENERGY CORPORATION

2005 Long Term Incentive Plan

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT is made as of this 1st day of April 2006, by and between Teton Energy Corporation, a Delaware corporation (the “Company”), and                            (“Participant”).

The Company, pursuant to its 2005 Long Term Incentive Plan (the “Plan”), hereby grants the following stock award to Participant, which award shall have the terms and conditions set forth in this Agreement:

1.              Award

The Company, effective as of the date of this Agreement, hereby grants to Participant a restricted stock award of              shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), subject to the terms and conditions set forth herein.

2.              Vesting

Subject to the terms and conditions of this Agreement, the Shares shall vest in Participant as follows: the Shares shall vest ratably over a three-year period, with one-third of the Shares (     ) vesting on January 1, 2007; one-third of the Shares (     ) vesting on January 1, 2008, and the balance or (     ) of the Shares vesting on January 1, 2009, if, and only if, Participant remains continuously employed by the Company from the date hereof until each respective vesting date, and subject to the forfeiture provisions below. Vesting of the Shares shall be accelerated to an earlier date only under the following conditions:

(a)          in the event of a Change in Control of Company (as defined in the attached Exhibit A), and provided that Participant remains continuously in the service of or employed the Company until the effective date of such Change in Control, all unvested Shares granted under this Agreement shall become immediately vested on the effective date of the Change in Control;

(b)         in the event that Participant’s employment by or service provision for the Company is terminated because Participant becomes in the service of a new owner of any business of the Company pursuant to a Change in Control event, and provided that Participant remains continuously employed by or in the service of the Company until the date of closing of the Change in Control event, all unvested Shares granted under this Agreement shall become immediately vested as of the last date of Participant’s service to or employment by the Company; or

(c)          in the event that Participant’s service to the Company is involuntarily terminated by the Company without cause within one year following a Change in Control Event, and provided that Participant remains continuously in the service of the Company until the date of such involuntary termination, all unvested Shares granted under this Agreement shall become immediately vested as of the last date of Participant’s employment with or service for the Company.

(d)         in the event that the Participant’s employment with or service to the Company terminates because of death or Disability or at the request of the Chief Executive Officer of the Company (other than for Cause) or of a U.S. government agency, all the Shares issuable under this award will vest on such termination. Except to the extent provided in the preceding sentence or unless specifically provided in this Agreement or in a side letter thereto, this award will not vest upon the Participant’s retirement. On the Vesting Date (or promptly thereafter), the Company will deliver to the Participant a certificate representing the Shares which have vested on such date. For purposes of this Agreement, the term “Disability” shall be defined as any condition which shall render the Participant incapable of fulfilling his or her obligations hereunder because of injury or physical or mental illness, and such incapacity shall exist or reasonably may be expected, upon the competent medical opinion of a doctor chosen by the Company, for a period exceeding 60 consecutive days or 120 nonconsecutive days within a six-month period.

3.              Restriction on Transfer

Until the Shares vest pursuant to Section 2 hereof, none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and no attempt to transfer the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Shares.

4.              Forfeiture

If Participant ceases to be an employee of or otherwise providing services to the Company or any majority-owned affiliate of the Company for any reason prior to the vesting of the Shares pursuant to Section 2 hereof, Participant’s rights to the unvested portion of the Shares shall be immediately and irrevocably forfeited.

5.              Issuance and Custody of Certificate

(a)          The Company shall cause to be issued one or more stock certificates, registered in the name of Participant, evidencing the Shares. Each such certificate (except for certificates in respect of shares to be sold for taxes) shall bear the following legend:

“The shares of common stock represented by this certificate are subject to forfeiture, and the transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including restrictions against transfer) contained in the 2005 Long Term Incentive Plan (the “Plan”) and a Restricted Stock Award Agreement (the “Agreement”) entered into between Teton Energy Corporation and the registered owner of such shares. Copies of the Plan and the Agreement are on file in the office of the Secretary of Teton Energy Corporation, 410 17th Street, Suite 1850, Denver, Colorado 80202.”

(b)         Participant shall execute stock powers relating to the Shares and deliver the same to the Company. Company shall use such stock powers only for the purpose of canceling any unvested Shares that are forfeited.

(c)          Each certificate issued pursuant to Section 5(a) hereof, together with the stock powers relating to the Shares, shall be deposited by the Company with the Secretary of the Company or a custodian designated by the Secretary. The Secretary or such custodian shall issue a receipt to Participant evidencing the certificate or certificates held which are registered in the name of Participant.

(d)         After any Shares vest pursuant to Section 2 hereof, the Company shall promptly cause to be issued a certificate or certificates evidencing such vested Shares, free of the legend provided in section 5(a) hereof, and shall cause such certificate or certificates to be delivered to Participant or Participant’s legal representatives, beneficiaries or heirs.

6.              Distributions and Adjustments

(a)          If all or any portion of the Shares vest in Participant subsequent to any change in the number or character of Shares of Common Stock (through stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Shares of Common Stock or other securities of the Company or other similar corporate transaction or event affecting the Shares such that an adjustment is determined by the Compensation Committee of the Board of Directors (the “Committee”) to be appropriate in order to prevent dilution or enlargement of the interest represented by the Shares), Participant shall then receive upon such vesting the number and type of securities or other consideration which he would have received if the Shares had vested prior to the event changing the number or character of outstanding Shares of Common Stock.

(b)         Any additional Shares of Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares prior to the date the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares. Any cash dividends payable with respect to the Shares shall be distributed to Participant at the same time cash dividends are distributed to shareholders of the Company generally.

(c)          Any additional Shares of Common Stock, any securities and any other property (except for cash dividends) distributed with respect to the Shares prior to the date such Shares vest shall be promptly deposited with the Secretary or the custodian designated by the Secretary to be held in custody in accordance with Section 5(c) hereof.

7.              Taxes

(a)          In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it in connection with this restricted stock award, and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to assure that, if necessary, all applicable federal or state income and social security taxes are withheld or collected from Participant, including through means of grossing up the grant to so provide for the collection of such taxes.

(b)         Participant may elect to satisfy his federal and state income tax withholding obligations in connection with this restricted stock award by (i) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon vesting of this restricted stock award having a fair market value equal to the amount of federal and state income taxes required to be withheld in connection with this restricted stock award, in accordance with the rules of the Committee, or (ii) delivering to the Company shares of Common Stock other than the shares to be delivered upon vesting of this restricted stock award having a fair market value equal to such taxes, in accordance with the rules of the Committee.

(c)          Notwithstanding clause 7(b) above, if Participant elects, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in the year of acquisition of the Shares, the Company may require at the time of such election an additional payment for withholding tax purposes based on the fair market value of such Shares as of the date of the acquisition of such Shares by Participant.

8.              Confidentiality, Non-Competition And Non-Solicitation

In consideration of Participant’s receipt of this award, Participant agrees as follows:

(a)          Participant will hold in a fiduciary capacity for the benefit of the Company all information, knowledge or data relating to the Company or any Subsidiaries and their respective businesses which the Company or any Subsidiaries consider to be proprietary, trade secret or confidential that Participant obtains or have previously obtained during its service and that is not public knowledge (other than as a result of Participant’s violation of this provision) (“Confidential Information”). Participant will not directly or indirectly use any Confidential Information for any purpose not associated with the activities of the Company or any Subsidiaries, or communicate, divulge or disseminate Confidential Information to any person or entity not authorized by the Company or any Subsidiaries to receive it at any time during or after Participant’s service, except with the prior written consent of the Company or as otherwise required by law or legal process.

(b)         For a period of two years after the termination of Participant’s service, for any reason, voluntary or involuntary, Participant will not, without the written consent of the Company, directly or indirectly, engage or hold an interest in any company listed in Exhibit B, or any subsidiary or affiliate of such company (the “Competing Businesses”), or directly or indirectly have any interest in, own, manage, operate, control, be connected with as a stockholder (other than as a holder of less than five percent (5%) of any class of publicly traded securities of any such Competing Business). Participant and the Company explicitly acknowledge that the companies, entities, or interests identified in Exhibit C were owned by Participant prior to his employment with the Company and are specifically approved.

(c)          For a period of one year after the termination of Participant’s service, for any reason, Participant will not, without the written consent of the Company, directly or indirectly solicit, entice, persuade or induce any person to leave the employment of the Company or any Subsidiaries (other than persons employed in a clerical, non-professional or non-management position).

(d)         Participant understands and agrees that the restrictions set forth above, including, without limitation, the duration, and the business scope of such restrictions, are reasonable and necessary to protect the legal interests of the Company. Participant further agrees that the Company will be entitled to seek injunctive relief in the event of any actual or threatened breach of such restrictions. In addition, Participant also agrees that in the event it is found by a court of law to have violated the confidentiality provisions of this Agreement, that an adequate remedy will including, among other things, the immediate forfeit of all shares (whether or not vested) and disgorgement of any profit associated with this grant. If any provision of this Agreement is determined to be unenforceable by any court, then such provision will be modified or omitted only to the extent necessary to make the remaining provisions of this Agreement enforceable.

9.              Miscellaneous

(a)          This Agreement is issued pursuant to the Plan and is subject to its terms. Participant hereby acknowledges receipt of a copy of the Plan. The Plan is also available for inspection during business hours at the principal office of the Company.

(b)         This Agreement shall not confer on Participant any right with respect to continuance of service of or employment by the Company or any of its subsidiaries.

(c)          This award is governed by and subject to the terms and conditions of the Plan, which contain important provisions of this award and form a part of this Agreement. Copies of the Plan are being provided to or have been provided to Participant, along with a summary of the Plan. If there is any conflict between any provision of this Agreement and the Plan, this Agreement will control, unless the provision is not permitted by the Plan, in which case the provision of the Plan will apply. Participant’s rights and obligations under this Agreement are also governed by and are subject to applicable U.S. laws and foreign laws.

(d)         This Agreement may be executed via facsimile and in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same Agreement.

(e)          This Agreement shall be governed by and construed under the internal laws of the State of Colorado, without regard for conflicts of laws principles thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

TETON ENERGY CORPORATION

By:

Its:	Chairman

PARTICIPANT

Grantee:	No. of Shares:	Grant Date:	Vesting Date:

Exhibit A

Change In Control.

(i)                                     For purposes of this Agreement and this Exhibit A, a Change in Control” of the Company shall mean:

(a)                                  a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement;

(b)                                 the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, determined in accordance with Rule 13d-3, excluding, however, any securities acquired directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company); however, that for purposes of this clause the term “person” shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan;

(c)                                  the Continuing Directors cease to constitute a majority of the Company’s Board of Directors;

(d)                                 consummation of a reorganization, merger or consolidation of, or a sale or other disposition of all or substantially all of the assets of, the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the persons who were the beneficial owners of the Company’s outstanding voting securities immediately prior to such Business Combination beneficially own voting securities of the corporation resulting from such Business Combination having more than 50% of the combined voting power of the outstanding voting securities of such resulting Corporation and (B) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the action of the Board of Directors of the Company approving such Business Combination;

(e)                                  approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

(f)                                    the majority of the Continuing Directors determine in their sole and absolute discretion that there has been a change in control of the Company.

(ii)                                  “Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person (as defined below) or an Affiliate or Associate (as defined below) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or

Associate, and who (x) was a member of the Board of Directors on the date of this Agreement as first written above or (y) subsequently becomes a member of the Board of Directors, if such  person’s initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this subparagraph (ii), “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan; and “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

Exhibit B

Prohibited Activities or Ownership Interests

Exhibit C

Permitted Activities or Ownership Interests